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                                                                    Exhibit 10.3


                                 TRUST AGREEMENT

     This Agreement made as of this ______ day of _________________, ______, by and between ATMOS ENERGY CORPORATION (hereinafter called "Company"), whose address is 5430 LBJ Freeway, Dallas, Texas and BANKERS TRUST COMPANY (hereinafter called "Trustee"), a New York banking corporation.

                              W I T N E S S E T H :

         WHEREAS, in addition to the benefits available under the Atmos Energy Corporation Pension Account Plan, as the same has been or may hereafter be amended or restated, or any successor thereto (hereinafter called "Qualified Plan"), to ___________________________, an employee of Company (hereinafter called "Employee"), Employee and Employee's beneficiaries (hereinafter individually and collectively called "Trust Beneficiary") are entitled to monthly supplemental retirement income and disability benefits and/or death benefits (hereinafter called "Supplemental Benefits") arising under the Atmos Energy Corporation Supplemental Executive Benefits Plan, as the same has been or may hereafter be amended or restated, or any successor thereto (hereinafter called "Nonqualified Plan" or "Appendix A"); and

         WHEREAS, the amount and timing of Supplemental Benefits to which Trust Beneficiary is entitled is specified in the Nonqualified Plan, attached hereto as Appendix A, and by this reference is made a part hereof, as the same may be amended from time to time by agreement between Company and Employee; and

         WHEREAS, Company wishes to establish a trust (hereinafter called "Trust") to which Company may transfer assets to be held therein, subject to the claims of Company's creditors in the event of Company's insolvency, and subject to payment to Company under certain circumstances, as hereinafter specified, until paid to Trust Beneficiary as Supplemental Benefits in such manner and at such times as specified in Appendix A; and

         WHEREAS, it is the intention of Company, at its discretion, to make contributions to the Trust as the projected or actual benefit of the Trust Beneficiary increases or otherwise;


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     NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

     Section 1. Trust Fund.

     (a) Subject to the claims of its creditors as set forth in Section 3, Company hereby deposits with Trustee in trust One Dollar ($1.00) which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

     (b) The Trust hereby established shall be irrevocable.

     (c) The Trust is intended to be a grantor trust, within the meaning of
Section 671 of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

     (d) The principal of the Trust, and any earnings thereon, which are not paid to Company as provided in Sections 4 and 6, shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes herein set forth. Neither the Trust Beneficiary, nor the Nonqualified Plan, shall have any preferred claim on, or any beneficial ownership interest in, any assets of the Trust prior to the time such assets are paid to Trust Beneficiary as Supplemental Benefits as provided in Section 2, and all rights created under the Nonqualified Plan and this Trust Agreement shall be mere unsecured contractual rights of Trust Beneficiary against Company.

     (e) Company shall make deposits as provided for in Appendix A and may at any time or from time to time make additional deposits of cash or other property in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Upon and after a "Change in Control" (as hereinafter defined), Trustee shall be responsible for assuring that deposits are made in accordance with Appendix A, and it may rely on written certifications of the actuary employed with respect to Appendix A as to the funded status of the Trust and the Company's contribution obligations under Appendix A. Prior to a Change in Control, the Trustee shall have no responsibility therefor.

     Section 2. Payments to Trust Beneficiary.

     (a) Trustee shall make payments of Supplemental Benefits to Trust Beneficiary from the assets of the Trust, if and to the extent such assets are available for distribution, in accordance with Appendix A, at all times Company is not Insolvent. Trustee shall not be required to make payments unless notified by the Company or the Trust Beneficiary that benefits are then due and owing to the Trust Beneficiary and it has received a written certification of the time for payment of Benefits and the amount of Benefits due and owing to the Trust Beneficiary at such time, all in accordance with Appendix A, prepared by the actuary employed by the Company to calculate the Supplemental Benefits. The actuary shall also provide written certification to the Trustee of any changes in the amount of Benefits payable to a Beneficiary from time to time. Following a Change in Control, if no actuary is employed by the Company, the Trustee shall employ an actuary. The Trustee shall be fully protected in relying on the written certification of the actuary for all purposes of this Agreement.

     (b) If the principal of the Trust, and any earnings thereon, which are not paid to Company as provided in Sections 4 and 6, are not sufficient to make payments of Supplemental Benefits to Trust



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Beneficiary in accordance with Appendix A, Company shall make the balance of each such payment as it falls due.

     (c) It is expressly acknowledged that Employee (or if Employee is dead, his beneficiaries under Nonqualified Plan) is a third-party beneficiary under this Trust Agreement and, as such, shall have the right to enforce the terms of this Agreement as if he were a party thereto.

     Section 3. Trustee Responsibility Regarding Payments to Trust Beneficiary When Company Insolvent.

     (a) Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they mature, or (ii) Company is subject to a pending proceeding as a debtor under the Bankruptcy Code.

     (b) At all times during the continuance of this Trust, the principal and income of the Trust shall be subject to claims of general creditors of Company as hereinafter set forth, and at any time Trustee has actual knowledge that Company is Insolvent, Trustee shall deliver any undistributed principal and income in the Trust to satisfy such claims as a court of competent jurisdiction may direct. The board of directors and Chief Executive Officer of Company shall have the duty to inform Trustee of Company's Insolvency. If Company or a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, then, within thirty (30) days after receipt of such notice, such firm of independent auditors as Company, upon notification by Trustee, may select (or, after a "Change in Control" as defined in Section 4 hereof, such national firm of independent auditors as Trustee may select) shall determine whether Company is Insolvent and shall advise Trustee accordingly. Pending such determination, Trustee shall discontinue payments of Supplemental Benefits to Trust Beneficiary, shall hold the Trust assets for the benefit of Company's general creditors, and shall resume payments of Supplemental Benefits to Trust Beneficiary in accordance with Section 2 of this Trust Agreement only after it has been determined that Company is not Insolvent (or is no longer Insolvent, if Company was initially determined to be Insolvent). Unless Trustee has actual knowledge of Company's Insolvency, Trustee shall have no duty to inquire whether Company is Insolvent. Knowledge of Company's insolvency by any affiliate of Trustee shall not be imputed to Trustee. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee which will give Trustee a reasonable basis for making a determination concerning Company's solvency. Nothing in this Trust Agreement shall in any way diminish any rights of Trust Beneficiary or Trustee to pursue his or its rights as a general creditor of Company with respect to Supplemental Benefits or otherwise.

     (c) If Trustee discontinues payments of Supplemental Benefits from the Trust pursuant to Section 3(b) and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments which would have been made to Trust Beneficiary (together with interest on the amount delayed at one percentage point above the prime rate of Trustee as then in effect) in accordance with Appendix A during the period of such discontinuance, less the aggregate amount of payments made to Trust Beneficiary by Company in lieu of the payments provided for hereunder during any such period of discontinuance.


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     Section 4. Payments to Company.

     Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payments of Supplemental Benefits have been made to Trust Beneficiary pursuant to Appendix A, except as otherwise provided in Section 1(b) and this Section. Notwithstanding any provision of this Trust Agreement to the contrary and prior to a "Change in Control," (as hereinafter defined), if it is determined by Trustee that certain Trust assets will never be required to pay Supplemental Benefits to Trust Beneficiary (because, for example, of any difference between actual requirements and expected actuarial requirements), such excess assets shall be returned to Company, but (i) only to the extent that such return does not cause the value of the total Trust assets to be less than one hundred thirty percent (130%) of the present value of projected Supplemental Benefits, and (ii) only if the assets of each other trust of which Trustee serves as trustee and established pursuant to Appendix A are at least one hundred thirty percent (130%) of the present value of projected supplemental benefits payable under such Plan to the beneficiary(ies) of such trust, in each case, with such present value to be determined on the basis of actuarial assumptions applied by mutual agreement of Company and Trustee. Upon and after a "Change in Control" (as hereinafter defined), such assets may be returned to Company only after all Supplemental Benefits have been fully distributed to or on behalf of Trust Beneficiary and all other supplemental benefits under Appendix A have been fully distributed to or on behalf of all other trust beneficiaries under all other trusts for which Trustee serves as trustee and established pursuant to Appendix
A. Trustee may transfer all or any portion of such excess assets to one or more other trusts established pursuant to Nonqualified Plan to the extent deemed necessary by Trustee to enable such other trusts to pay supplemental benefits under such Plan to the beneficiaries of such trusts, but only to the extent that such transfer does not cause the value of the total Trust assets to be less than one hundred thirty (130%) percent of the present value of projected Supplemental Benefits, with such present value to be determined (i) prior to a "Change in Control" (as hereinafter defined), on the basis of actuarial assumptions applied by mutual agreement of Company and Trustee and (ii) upon and after a "Change in Control" (as hereinafter defined), on the basis of actuarial assumptions applied by mutual agreement of Company and Employee (or, if Employee is dead, his beneficiaries under Nonqualified Plan); provided, however, that upon and after such Change in Control, no such transfer may be made without the consent of Employee (or, if Employee is dead, his beneficiaries under Nonqualified Plan) to any such other trust which was not in existence prior to the date of such Change in Control; provided, further, that if such excess assets are attributable to a termination of the Trust pursuant to Section 11(b) occasioned by Employee's resignation or termination of employment for Cause (within the meaning of Appendix A), then Trustee shall transfer the full amount of such excess assets, on a pro rata basis, to all of such other trusts established pursuant to Appendix A and for which Trustee serves as trustee (or, in the case of a transfer occurring on or after a Change in Control, to all of such other trusts established pursuant to Appendix A for which Trustee serves as trustee which were in existence prior to the date of such Change in Control), irrespective of the funding status of such other trusts. For purposes of this Trust, a "Change in Control" of Company shall occur if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) other than a trustee or other fiduciary holding securities under an employee benefit plan of Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Company representing 33-1/3% or more of the combined voting power of Company's then outstanding securities; or (ii) during any period of two consecutive years individuals who at the beginning of such period constitute the board of directors of Company and any new director (other than a director designated by a person who has entered into an agreement with Company to effect a transaction described in clauses (i) or (iii) of this sentence) whose election by such board of directors or nomination for election by Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (iii) the shareholders of Company approve a merger or consolidation of Company with any other corporation, other than a merger or consolidation which would result in the voting securities of Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted



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into voting securities of the surviving entity) at least 60% of the combined voting power of the voting securities of Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of Company approve a plan of complete liquidation of Company or an agreement for the sale or disposition by Company of all or substantially all of Company's assets. Any payment of excess assets to Company made pursuant to this Section 4 shall be made only upon written instructions from Company. In carrying out its duties under this Section 4, Trustee may rely on written certifications of the actuary employed with respect to Appendix A as to the funded status of the Trust and each other trust for which Trustee serves as trustee and established pursuant to Appendix A, and may rely on the written notice of the Company or the Trust Beneficiary that a Change in Control has occurred. Trustee shall not be required to verify the accuracy of any determination made by the actuary under this Agreement.

     Section 5. Investment of Trust Assets.

     Trustee shall invest the assets comprising the Trust, as Company prescribes, in accordance with the investment directives set forth in Appendix B, attached hereto; provided that no investment shall be made in securities or obligations issued by Company or by any subsidiary or affiliate thereof. Company may from time to time revise, add to, or eliminate any one or more of the investment directives set forth in Appendix B; provided that, upon and after a Change in Control, any such action shall require the consent of Employee (or if Employee is dead, his beneficiaries under Nonqualified Plan). In addition, the board of directors of Company may from time to time direct, by written notice to Trustee, the segregation of any portion or portions of the Trust corpus in a separate investment account or investment accounts and, in such event, may appoint an investment manager to direct the investment and reinvestment of any such account; provided that, upon and after a Change in Control, such direction and appointment shall require the consent of Employee (or, as aforesaid, his beneficiaries under Nonqualified Plan). The appointment of, and any directions by, such investment manager shall be governed by the following:

     (a) Any such investment manager shall (i) be registered as an investment adviser under the Investment Advisers Act of 1940; (ii) be a bank, as defined in that Act; or (iii) be an insurance company qualified to perform investment management services under the laws of more than one state.

     (b) Trustee shall follow the directions of the investment manager regarding the investment and reinvestment of the Trust corpus, or such portion thereof as shall be under management by the investment manager. Trustee shall be under no duty or obligation to review any investment to be acquired, held or disposed of pursuant to such directions nor to make any recommendations with respect to the disposition or continued retention of any such investment. Trustee shall have no liability or responsibility for acting or not acting pursuant to the direction of, or failing to act in the absence of any direction from, the investment manager.

     (c) The investment manager at any time and from time to time may issue orders for the purchase or sale of securities directly to a broker; and in order to facilitate such transaction, Trustee upon request shall execute and deliver appropriate trading authorizations. Written notification of the issuance of each such order shall be given promptly to Trustee by the investment manager, and the execution of each such order shall be confirmed by written advice to Trustee by the broker. Such notification shall be authority for Trustee to pay for securities purchased against receipt thereof and to deliver securities sold against payment therefor, as the case may be. Anything in the preceding sentence to the contrary notwithstanding, payment for securities against receipt and delivery of securities against payment shall not be required if such is not the prevailing practice in the principal market in which such securities are traded.




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     (d) The board of directors of Company may remove any investment manager appointed hereunder; provided that, upon and after a Change in Control, such removal shall require the consent of Employee (or, if Employee is dead, his beneficiaries under Nonqualified Plan). In the event that an investment manager should resign or be removed by the board of directors of Company, Trustee shall, following receipt from Company of written notice of such resignation or removal, which notice Company shall deliver to Trustee at the time of such resignation or removal, subject to the investment directives set forth in Appendix B hereof, manage the investment and reinvestment of the Trust corpus unless and until Trustee shall be notified of the appointment of another investment manager with respect thereto as provided in this Section 5.

     Section 6. Income Tax Obligations.

     It is hereby expressly understood that Company shall be liable for any and all taxes imposed on Trust income or assets. All such taxes are to be paid by Company from sources other than the assets or income of this Trust, and, except to the extent otherwise authorized by Section 4 hereof, Trustee shall, under no circumstances, transfer any portion of such income or assets to Company for the payment of same.

     Section 7. Accounting by Trustee.

     Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be done, including such specific records as shall be agreed upon in writing between Company and Trustee. All such accounts, books and records shall be open to inspection and audit at all reasonable times by Company and by Trust Beneficiary. Within sixty (60) days following the close of any accounting period designated by Company and within sixty (60) days after the removal or resignation of Trustee, Trustee shall deliver to Company and Trust Beneficiary a written account of its administration of the Trust during such period or during the period from the close of the last preceding period to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such period or as of the date of such removal or resignation, as the case may be.

     Section 8. Responsibility of Trustee.

     (a) Trustee's duties and responsibilities shall be limited to those specifically set forth in this Agreement, and no amendments to this Agreement or Appendix A shall affect the Trustee's duties or responsibilities hereunder without its prior written consent. Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, however, that Trustee shall incur no liability to anyone for any action taken pursuant to a direction, request, or approval given by Company or Trust Beneficiary contemplated by and complying with the terms of this Trust Agreement, and to the extent permitted by law shall be relieved of the Prudent Man Rule for investments.

     (b) Trustee shall not be required to undertake or to defend any litigation arising in connection with this Trust Agreement, unless it be first indemnified by Company against its prospective costs, expenses and liability, and Company hereby agrees to indemnify Trustee for such costs, expenses, and liability.




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     (c) Trustee may consult with legal counsel (who may also be counsel for
Trustee generally) with respect to any of its duties or obligations hereunder, and shall be fully protected in acting or refraining from acting in accordance with the advice of such counsel.

     (d) Trustee may hire agents, accountants, actuaries and financial consultants.

     (e) Trustee shall have, without exclusion, all powers conferred on trustees by applicable law unless expressly provided otherwise herein; provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power, except in accordance with Section 1(b) or Section 4 hereof, to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

     (f) If Trustee undertakes or defends any claim or litigation arising in connection with this Trust, the Company agrees to indemnify Trustee against Trustee's costs, expenses and liabilities (including, without limitation, reasonable attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Atmos Energy Corporation Legal Defense Fund Trust of which Trustee is the trustee.

     Section 9. Compensation and Expenses of Trustee.

     Trustee shall be entitled to receive such reasonable compensation for its services as shall be agreed upon by Company and Trustee. Trustee shall also be entitled to receive its reasonable expenses incurred with respect to the administration of the Trust, including fees incurred by Trustee pursuant to
Section 8(c) and 8(d) of this Trust Agreement. Such compensation and expenses shall be payable by Company.

     Section 10. Replacement of Trustee.

     Trustee may be removed at any time by Company or may resign, in which case a new corporate trustee, which shall be independent and not subject to control of either Company or Trust Beneficiary, shall be appointed by Company; provided that, upon and after a Change in Control, any such removal or appointment shall require the consent of Employee (or if Employee is dead, his beneficiaries under Nonqualified Plan). In the event of a resignation by the Trustee, the Trustee may petition a court of competent jurisdiction for the appointment of a successor Trustee if the Company shall fail to appoint a successor within a reasonable period of time, the costs to the Trustee (including reasonable legal fees) of such petition to be an expense of administration of the Trust.

     Section 11. Amendment or Termination.

     (a) This Trust Agreement may be amended any time and to any extent by written instrument executed by Trustee and Company and, both prior to and after a Change in Control, consented to by Employee (or if Employee is dead, his beneficiaries under Nonqualified Plan); provided, however, that prior to a Change in Control, the consent of Employee is not required for amendments made necessary by state or Federal statutory or regulatory requirements.

     (b) The Trustee shall not terminate until the date on which Trust Beneficiary is entitled to no more Supplemental Benefits pursuant to Appendix A (as increased in accordance with Section 4), unless sooner revoked in accordance with Section 1(b).



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     (c) Except as otherwise provided in Section 4 hereof, upon termination of the Trust as provided in Section 11(b), any assets remaining in the Trust shall be returned to Company.

     Section 12. Severability and Alienation.

     (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition without invalidating the remaining provisions hereof.

     (b) To the extent permitted by law, benefits to Trust Beneficiary under this Agreement may not be anticipated, assigned (either at law or in equity), alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process and no benefit actually paid to Trust Beneficiary by Trustee shall be subject to any claim for repayment by Company or Trustee.

     This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

     IN WITNESS WHEREOF, Company and Trustee have executed this Agreement as of the date first above written.


                                              ATMOS ENERGY CORPORATION


                                              By:
                                                 -------------------------------


                                              Title:
                                                    ----------------------------

                                                            COMPANY



                                              BANKERS TRUST COMPANY


                                              By:
                                                 -------------------------------


                                              Title:
                                                    ----------------------------

                                                            TRUSTEE



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